SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2007

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  Effective April 1, 2007, Endurance Specialty Holdings Ltd. appointed William Babcock as its Chief Accounting Officer and Director of Financial Operations. Prior to assuming this position, Mr. Babcock served as Chief Financial Officer of Endurance Reinsurance Corporation of America, a position he had held since October 2002. In this capacity, he was responsible for all financial aspects of this operating subsidiary, which primarily writes property and casualty reinsurance in the US market. Mr. Babcock joined Endurance from Converium Reinsurance (North America), where he had served since October 1998, most recently as Senior Vice President – Risk Strategies. Mr. Babcock began his career at KPMG, where he served as Senior Manager, and had significant audit and transactional consulting responsibilities for a range of high-profile financial services clients. Mr. Babcock is a Certified Public Accountant and holds a B.S. in accounting from Wake Forest University. Mr. Babcock is 40 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 4, 2007

By: /s/ John V. Del Col
Name: John V. Del Col Title: General Counsel & Secretary